EXHIBIT 32

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     In  connection  with the  Annual  Report  of  Daulton  Capital  Corp.  (the
"Company") on Form 10-K for the year ending April 30, 2009 as filed with the Securities and Exchange Commission (the "Report"), I, Ryan Beamin, the Principal Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


Date:  July 17, 2009

                                 By: /s/ Ryan Beamin
                                     ---------------------------------
                                    Ryan Beamin, Principal  Executive and
                                    Financial Officer